UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with its previously announced common stock repurchase program, WCI Communities, Inc. (the “Company”) entered into an agreement with Citibank, N.A. on September 15, 2006 pursuant to which the Company may enter into a series of capped one-year call option transactions with Citibank, N.A. (“Citibank”) with respect to up to 5,000,000 shares of its common stock. The Company has agreed to pay Citibank. approximately $25 million if the capped call option contracts are established for the entire 5,000,000 shares. Any option payment will be accounted for as a reduction to shareholders’ equity.

The strike prices and cap prices for each call option transaction will be based upon the average purchase price paid by Citibank to purchase the Company’s common stock to hedge such transaction. The Company expects that each call option will mature and be settled one year after such call option contract was established. The Company will have the option to elect to settle each transaction by physical settlement, modified physical settlement, cash settlement or net share settlement.

If the common stock price is above the strike price and below the cap price, physical settlement results in the Company paying the strike price multiplied by the number of call options and receiving the full number of shares covered by the transaction. If the common stock price is above the cap price: (a) physical settlement would result in the Company receiving the full number of shares covered by the transaction, and the Company would be required to pay to Citibank an amount equal to the sum of the strike price plus the difference between the stock price and the cap price multiplied by the number of call options; and (b) modified physical settlement would result in the Company receiving a number of shares equal to the full number of shares covered by the transaction less a number of shares equal in value to the difference between the stock price and the cap price multiplied by the number of call options.

If the common stock price is above the strike price, cash settlement would result in the Company receiving an amount of cash equal to the product of the number of call options and the difference between the cap price and the strike price. If the Company elects net share settlement, the Company would receive the number of shares of its common stock equal in value to the cash settlement amount described in the preceding sentence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ Ernest Scheidemann
Name: Ernest Scheidemann Title: Vice President and Treasurer

Date: September 15, 2006

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